SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 17, 2000


                            AURIC METALS CORPORATION
                            ------------------------
             (Exact name of Registrant as specified in its Charter)



               NEVADA                       0-6334                87-0281240
  -------------------------------      ----------------       ---------------
  (State or other Jurisdiction of        (Commission          (I.R.S. Employer
  Incorporation or Organization)          File No.)          Identification No.)

  1475 East Terminal Way, Suite E
  Reno, Nevada                                                      89502
  -------------------------------------------------------        -----------
  (Address of Principal Executive Offices)                        (Zip Code)

        Registrant's Telephone Number including Area Code: (770) 239-7447

                                 Not applicable.
             ------------------------------------------------------
             Former name, former address and former fiscal year, if
                           changed since last report.


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Item 1.  Changes in Control of Registrant.

         On April 11, 2000, Auric Metals Corporation (the "Company" or the "Registrant") entered into a Consulting Agreement (the "Consulting Agreement") with Marc J. Schwartz, an independent third party, under the terms of which Mr. Schwartz was retained as a consultant to explore a possible new business direction of the Company. Pursuant to the terms of the Consulting Agreement, the Registrant agreed to pay Mr. Schwartz the sum of $120,000, and grant options to acquire shares of its common stock as follows:

         a)       100,000 shares exercisable at $1.125 per share;

         b) 100,000 shares exercisable at $1.125 per share when the stock price of the Registrant reaches and maintains for 10 days a price of $3.00 per share; and

         c) 100,000 shares exercisable at $1.125 per share when the stock price of the Registrant reaches and maintains for 10 days a price of $5.00 per share.

         In connection with Mr. Schwartz' engagement, the Registrant decided to change its business direction from a company principally engaged in the acquisition, exploration and development of interests in various natural resource properties, to one engaged principally in investing in, and operating, technology companies. As a result of this decision, the Registrant determined it would cause its wholly-owned subsidiary, Auric Minerals Corporation, to sell its interest in Corporacion de La Fonda, a closely-held New Mexico corporation, as described under "Item 2. Acquisition or Disposition of Assets," below.

         As a result of the decision to change the business direction of the Registrant, described above, on May 17, 2000, the Registrant effected a change in management. The Registrant's board of directors, consisting of James F. Fouts, Chairman, Elizabeth White, and Dan Ligino, resigned, seriatum, and Marc Schwartz and Donald Ratajczak, were elected as the new members of the board of directors of the Registrant. In addition, James F. Fouts and Betty Fouts, his wife, resigned as President and Secretary, respectively, and Donald Ratajczak was appointed as the President and Chairman of the Board, and Marc Schwartz was appointed as the Vice President and Secretary/Treasurer, of the Company.

         Set forth below is a brief biographical description of Messrs. Ratajczak and Schwartz:

         Donald Ratajczak has occupied the position of Director of the Economic Forecasting Center, College of Business Administration, Georgia State University since 1973. Prior to his current position, he was Director of Research, Director of Forecasting Models and Associate Director University of California at Los Angeles ("UCLA") Forecasting Project during 1973, 1969 to 1970 and 1969 to 1973, respectively. Dr. Ratajczak was also Assistant Professor at UCLA Graduate School of Management, from 1969 to 1973. From 1966 to 1968, he was an Instructor at

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Massachusetts  Institute  of  Technology,  and  from  1966  to  1967,  he was an
Economist, Office of Postmaster General of the United States in Washington, D.C. Dr. Ratajczak graduated in 1972 with a Ph.D. degree in Economics from Massachusetts Institute of Technology. As President and Chairman of the Board, Mr. Ratajczak will be responsible for the administration of Company matters.

         Marc J. Schwartz is a licensed security broker and has been the Vice President of Dunwoody Brokerage Services Capital Group, a subsidiary of Dunwoody Brokerage Services, Inc., since 1998. From 1992-1998, Mr. Schwartz was a retail securities broker with Robinson Humphrey, Solomon Smith Barney and Morgan Stanley Dean Witter. As Vice President and Secretary/Treasurer, Mr. Schwartz will be responsible for directing Company strategy.

         Prior to becoming officers and directors of the Registrant, Messrs. Schwartz and Ratajczak, along with a number of other individuals, acquired stock of the Registrant in private transactions, as reflected on a Schedule 13D filing dated April 17, 2000.

         Dunwoody Brokerage Services, Inc., a broker-dealer firm with which Mr. Schwartz is affiliated, has agreed to assist James Fouts and members of his family, in selling, in private transactions, shares of common stock of the Company held by them, in exchange for which these sellers have agreed to pay a fee of $0.07 per share.

         In April, 2000, in anticipation of the changes described above, the board of directors authorized the grant of options to Mr. Ratajczak, entitling him to purchase a total of 150,000 shares of the Company's common stock, at a price of $3.00 per share. The Company has also authorized the grant of options for up to an additional 100,000, to prospective employees, advisors and others, at prices of between $3.00 and $5.00 per share.

Item 2.  Acquisition or Disposition of Assets.

         The Registrant's wholly-owned subsidiary, Auric Minerals Corporation ("Auric Minerals"), has held a minority interest in Corporacion de La Fonda, a closely-held New Mexico corporation. La Fonda's principal asset is the Hotel de La Fonda, a hotel and retail operation in Santa Fe, New Mexico. Auric Minerals owns a total of 9,200 shares of common stock of La Fonda, or approximately 8.5% of the total issued and outstanding shares of common stock of La Fonda. James F. Fouts, then President of the Registrant and Auric Minerals, also owns 705 shares, or approximately .6% of the issued and outstanding common stock of La Fonda, which he has owned for over fifteen (15) years.

         In order to facilitate the change in the Company's business direction described in Item 1 above, the board of directors determined that it was in the best interest of the Company, to dispose of Auric Mineral's ownership interest (9,200 shares) in La Fonda, on the best terms available. Auric Minerals considered a number of different alternatives for the sale of the shares of La Fonda (the "La Fonda Shares"), at "fair market value" or the best price
available,   including   offering   the  La  Fonda  Shares  to  other  La  Fonda


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shareholders.  Recently,  La Fonda  indicated an interest in  purchasing  the La
Fonda Shares, at what it considers to be the reasonable or "fair" value for such
shares,   which  has  resulted  in  a  stock  purchase   agreement  between  the
Registrant's subsidiary and La Fonda (the "Stock Purchase Agreement"). Under the terms of the Stock Purchase Agreement, La Fonda has agreed to purchase the La Fonda Shares at a price of $141.69 per share, together with additional consideration with a value of approximately $100,000, for a total purchase price of approximately $1,404,548. La Fonda has recently purchased shares of La Fonda stock from an existing shareholder at a price of $141.69 per share, and authorized the issuance of 5 year stock options at a price of $149 per share. All previous private purchases of La Fonda shares have been at lower prices. Therefore, given these circumstances, and the fact that La Fonda is a closely-held corporation with small annual dividends and very limited liquidity in its stock, the board of directors believe the terms of purchase of the La Fonda shares are fair and reasonable. Pursuant to the Stock Purchase Agreement, La Fonda has paid the sum of $104,548, and agreed to pay the balance of the cash purchase price, of $1,200,000, within thirty (30) days, or on or before June 15, 2000. In addition to the cash consideration, La Fonda has agreed to provide to the Registrant the use of a minimum of two rooms for 30 nights per year, at the La Fonda Hotel, for a period of ten (10) years, having an estimated present value of $100,0000.

         In connection with the transaction, James F. Fouts and other members of the Fouts family have indicated that they are willing to loan to La Fonda all or a portion of the funds necessary for La Fonda to complete the purchase of the La Fonda stock, on terms to be negotiated.

         As a result of this transaction, the Registrant will have a total of $1,304,548 in cash, and the other consideration described above.

Item 6.  Resignations of Registrant's Directors.

         As described under "Item 1. Change in Control," on May 17, 2000,  James
F. Fouts, Elizabeth White and Dan Ligino, resigned as directors of the Company, and Marc Schwartz and Donald Ratajczak were elected as new directors of the Registrant.

Item 7.  Financial Statements and Exhibits

         The following exhibits are filed as part of this report:

Exhibit No.    SEC Ref. No.    Description/Title of Document
-----------    ------------    -----------------------------

   *                10         Consulting Agreement with Marc J. Schwartz

   1                10         Agreement between Auric Minerals Corporation and
                               Corporacion de La Fonda

*This exhibit was previously filed as an exhibit to the Schedule 13D filed on or about April 17, 2000, and incorporated herein by reference.

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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           REGISTRANT:

                                           AURIC METALS CORPORATION


Date: May 17, 2000                         By:   /s/ Donald Ratajczak
                                               ----------------------
                                                 Donald Ratajczak, President

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